DMFSF Fund Limited

WRITTEN RESOLUTIONS OF THE BOARD OF DIRECTORS OF THE COMPANY

1

Election of Directors

It is noted that Section 31 of the Memorandum and Articles of Association of the DMFSF Fund Limited (the “Company”) (the “Articles”) provides that the Company shall have a board of directors consisting of not less than one person.

It is further noted that the directors (“Directors”) of the Company have been appointed by a resolution of the subscriber to the memorandum of association (the "Subscriber Shareholder") passed on 1 May 2013.

It is further noted that the Directors are:

(1) Jerry Vincentini

(2) Anthony M. Payne

(3) John V. Palancia

(4) Mark H. Taylor

(5) James U. Jensen

2

Power of Attorney

It is noted that the Northern Lights Fund Trust III, a business trust organized under the laws of the State of Delaware (the "Trust"), periodically files amendments to its Registration Statement with the Securities Exchange Commission under the provisions of the Securities Act of 1933, as amended and the Investment Company Act of 1940, as amended.

It is further noted that the Company is a company organized under the laws of the Cayman Islands and is a wholly-owned subsidiary of the Discretionary Managed Futures Fund (the “Fund”), a series of the Trust.

It is further noted, an offering of the Fund is an indirect offering of the Company.  Accordingly, amendments to the Trust’s Registration Statement with respect to the Fund also concern the Company.

IT IS THEREFORE RESOLVED, the undersigned Director hereby constitutes and appoints JAMES ASH, KEVIN WOLF AND ANDREW ROGERS as attorneys for him and in his name, place and stead, and in his capacity as Directors of DMFSF Fund Limited, to execute and file any Amendment or Amendments to the Trust's Registration Statement (file Nos. 333-178833, 811-22655) hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

This consent, may be executed in one of more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Signature Page to Follow

Directors

/s/ Jerry Vincentini___________ Jerry Vincentini	/s/ Anthony M. Payne___________ Anthony M. Payne
Date: May 30, 2013	Date: May 30, 2013
/s/ John V. Palancia____________ John V. Palancia	/s/ Mark H. Taylor_______ Mark H. Taylor
Date: May 30, 2013	Date: May 30, 2013
/s/ James U. Jensen__________ James U. Jensen
Date: May 30, 2013